                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR SECTION 240.14a-12

                         TOTAL RENAL CARE HOLDINGS, INC.
        ------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
        ------------------------------------------------------------------------
       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] NO FEE REQUIRED.
[ ] $125 PER EXCHANGE ACT RULES O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) OR ITEM
    22(a)(2) OF SCHEDULE 14A.
[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
    14a-6(i)(4) AND O-11.

    1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        ------------------------------------------------------------------------

    2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

        ------------------------------------------------------------------------

    3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE O-11:*

        ------------------------------------------------------------------------

    4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

        ------------------------------------------------------------------------

    5)  TOTAL FEE PAID:

        ------------------------------------------------------------------------



* SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.

[ ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
    RULE O-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

    1)  AMOUNT PREVIOUSLY PAID:

        ------------------------------------------------------------------------

    2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

        ------------------------------------------------------------------------

    3)  FILING PARTY:

        ------------------------------------------------------------------------

    4)  DATE FILED:

        ------------------------------------------------------------------------

                         TOTAL RENAL CARE HOLDINGS, INC.

                                   [TRC LOGO]

                         TOTAL RENAL CARE HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 1998


TO THE STOCKHOLDERS OF TOTAL RENAL CARE HOLDINGS, INC.:

           The 1998 Annual Meeting of the Stockholders (the "Meeting") of Total Renal Care Holdings, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 7, 1998 at 10:00 a.m., Los Angeles time, at the Torrance Marriott located at 3635 Fashion Way, Torrance, California 90503, for the following purposes as described in the accompanying Proxy Statement:

                1. To elect five directors to the Board of Directors of the Company to serve for a term of one year and until their successors are duly elected and qualified.

                2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants.

                3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

           The Board of Directors has fixed the close of business on May 22, 1998 as the record date for the determination of stockholders entitled to vote at the Meeting or any adjournment or adjournments thereof, and only record holders of the Company's common stock at the close of business on that day will be entitled to vote. A copy of the Company's 1997 Annual Report to Stockholders is enclosed with this Notice but is not to be considered part of the proxy soliciting material.

           Each stockholder is cordially invited to be present and to vote in person at the Meeting. TO ASSURE REPRESENTATION AT THE MEETING, HOWEVER, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Meeting may vote in person even if he or she previously returned a proxy.


                                     By Order of the Board of Directors
                                              Barry C. Cosgrove
                                       Vice President, General Counsel
                                                and Secretary

Torrance, California
June 5, 1998

                                   [TRC LOGO]

                         TOTAL RENAL CARE HOLDINGS, INC.
                            21250 Hawthorne Boulevard
                           Torrance, California 90503

                   ------------------------------------------


                                 PROXY STATEMENT
                   ------------------------------------------


                               GENERAL INFORMATION

           This Proxy Statement is being sent on or about June 5, 1998 in connection with the solicitation of proxies by the Board of Directors (the "Board") of Total Renal Care Holdings, Inc., a Delaware corporation (the "Company"). The proxies are for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at 10:00 a.m., Los Angeles time, on Tuesday, July 7, 1998, at the Torrance Marriott located at 3635 Fashion Way, Torrance, California 90503, and at any meetings held upon adjournment thereof. The record date for the Meeting is the close of business on May 22, 1998 (the "Record Date"), and all holders of record of the Company's common stock, $0.001 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Meeting and to vote at the Meeting and any meetings held upon adjournment thereof. The Company's principal executive offices are located at 21250 Hawthorne Boulevard, Torrance, California 90503, and its telephone number is (310) 792-2600.

           A proxy form is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to insure that your shares will be voted at the Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Meeting: (a) for the Board's slate of nominees; (b) to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants and
(c) as recommended by the Board with regard to all other matters, in its discretion.

           The only voting securities of the Company are the outstanding shares of Common Stock. At the Record Date, the Company had 80,735,474 shares of Common Stock outstanding and 985 stockholders of record. The stockholders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on all matters to be considered at the Meeting. Stockholders are not entitled to cumulate votes. In the election of directors, the five candidates who receive the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect with respect to the election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

           The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

           The Company has authorized a five member Board of Directors, all of whom are elected annually. At the Meeting five directors will be elected to serve for a term of office consisting of the ensuing year and until their respective successors are elected and qualified. Accordingly, the Board intends to nominate the five individuals named below for election as directors. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

           The persons named as proxies in the accompanying form of proxy have advised the Company that they intend at the Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees are unable to serve or for good cause will not serve, the persons named as proxies in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies in the accompanying form of proxy may not vote for a greater number of persons than the number of nominees named herein.

           No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee other than pursuant to the Shareholders Agreement. See "Certain Relationships and Related Transactions." None of the nominees has any family relationship among themselves or with any executive officer of the Company.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

           The following table sets forth certain information concerning the nominees to the Board of Directors of the Company as of May 22, 1998:


        NAME                           AGE                             POSITION
        ----                           ---                             --------
Victor M.G. Chaltiel                   56     Chairman of the Board, Chief Executive Officer, President and Director
Maris Andersons                        61     Director
Peter T. Grauer                        52     Director
Regina E. Herzlinger                   54     Director
Shaul G. Massry                        67     Director

           Victor M.G. Chaltiel has been the Chairman, CEO and President of the Company and a Director of the Company since August 1994. Mr. Chaltiel served as President and CEO of Abbey Healthcare Group, Inc. ("Abbey") from November 1993 to February 1994 and prior thereto as Chairman, CEO and President of Total Pharmaceutical Care, Inc. ("TPC") from March 1989 to November 1993, when Abbey completed its acquisition of TPC. From May 1985 to October 1988, Mr. Chaltiel served as President, Chief Operating Officer and a Director of Salick Health Care, Inc., a publicly-held company focusing on the development of outpatient cancer and dialysis treatment centers. Mr. Chaltiel served in a consulting capacity with Salick Health Care, Inc. from October 1988 until he joined TPC. Prior to May 1985, Mr. Chaltiel was associated with Baxter International, Inc. ("Baxter") for 18 years in numerous corporate and divisional management positions, including Corporate Group Vice President with responsibility for the International Group and five domestic divisions with combined revenue in excess of $1 billion, President of Baxter's Artificial Organs Division, Vice President of its International Division, Area Managing Director for Europe and President of its French operations. While at Baxter, Mr. Chaltiel was instrumental in the development and successful worldwide commercialization of Continuous Ambulatory Peritoneal Dialysis, currently the most common mode of home dialysis.

           Maris Andersons has been a Director of the Company since August 1994. Mr. Andersons was a Senior Vice President and Senior Advisor, Corporate Finance, of Tenet Healthcare Corporation ("Tenet") until his retirement in

1997. Mr. Andersons also has held various senior executive offices with Tenet since 1976. Prior to joining Tenet, Mr. Andersons served as a Vice President of Bank of America.

           Peter T. Grauer has been a Director of the Company since August 1994. Mr. Grauer has been a Managing Director of DLJ Merchant Banking, Inc. ("DLJMB") since September 1992. From April 1989 to September 1992, he was a Co-Chairman of Grauer & Wheat, Inc., an investment firm specializing in leveraged buyouts. Prior thereto Mr. Grauer was a Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Mr. Grauer is a director of AmeriServ Food Distribution, Decision One Holdings, Doane Products Co., Nebco Evans Holdings and Thermadyne Holdings Corp.

           Regina E. Herzlinger has been a director of the Company since July 1997. Ms. Herzlinger, the Nancy R. McPherson Professor of Business Administration Chair at the Harvard Business School, has been a member of the faculty at the Harvard Business School since 1971. Ms. Herzlinger is a director of C.R. Bard, Inc., Cardinal Health, Inc., Deere & Company, Manor Care, Inc. and Schering-Plough Corporation.

           Shaul G. Massry has been a director of the Company since April 1997. Dr. Massry has been a Professor of Medicine, Physiology and Biophysics and Chief, Division of Nephrology, at the University of Southern California School of Medicine since 1974. Dr. Massry served as the president of the National Kidney Foundation from 1990 through 1992.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

           The Company's Board of Directors met four times during fiscal 1997. Each of the Company's directors attended 75% or more of the total number of meetings of the Board and meetings of the committees of the Board on which he or she served (during the period within which he or she was a director or member of such committee) during fiscal 1997.

           In fiscal 1997, the Audit Committee consisted of Maris Andersons, Peter T. Grauer and Shaul G. Massry. The Audit Committee consults and meets with the Company's auditors and its Chief Financial Officer and other finance and accounting personnel, reviews potential conflict of interest situations, where appropriate, and reports and makes recommendations to the full Board regarding such matters. The Audit Committee held two meetings during fiscal 1997.

           In fiscal 1997, the Compensation Committee consisted of Maris Andersons, Peter T. Grauer and Regina E. Herzlinger. The Compensation Committee reviews the compensation of the Company's Chief Executive Officer and reviews the recommendations of the Chief Executive Officer relating to compensation of certain of the Company's other executive officers. The Compensation Committee also establishes policies relating to the compensation of Company executive officers and other key employees and administers the Company's stock option plans. The Compensation Committee held two meetings during fiscal 1997.

           The Company does not have a standing nominating committee or any committee performing the functions thereof.

DIRECTOR COMPENSATION

           Regina E. Herzlinger and Shaul G. Massry each received $15,000 and 13,500 options to purchase Common Stock for service on the Board during fiscal 1997.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth information regarding the ownership of the Common Stock as of May 22, 1998 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each nominee for director and each executive officer of the Company and (iii) all nominees for director and executive officers as a group. Except as otherwise noted under "Certain Relationships and Related Transactions," the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock or any arrangement the operation of which may at a subsequent date result in a change of control of the Company.


                                                                                  NUMBER OF SHARES          PERCENTAGE OF SHARES
                         NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED          BENEFICIALLY OWNED
Putnam Investments, Inc. (1)...............................................          10,480,597                  13.0%
One Post Office Square
Boston, Massachusetts 02109
NME Properties Corp........................................................           5,000,000                   6.2%
c/o Tenet Healthcare Corporation
30 South La Patera Lane
Goleta, California 93117
Pilgrim Baxter & Associates, Ltd...........................................           3,263,235                   4.0%
825 Duportail Road
Wayne, Pennsylvania 19087
Morgan Stanley, Dean Witter, Discover & Co.................................           2,325,456                   2.9%
1585 Broadway
New York, New York 10036
Denver Investment Advisors LLC.............................................           2,268,971                   2.8%
1225 17th Street, 26th Floor
Denver, Colorado  80202
Victor M.G. Chaltiel (2)...................................................           1,031,412                   1.3%
Maris Andersons (3)........................................................              27,277                    *
Barbara A. Bednar (4)......................................................             171,371                    *
Barry C. Cosgrove (5)......................................................             130,544                    *
Leonard W. Frie (6)........................................................             217,544                    *
Peter T. Grauer (7)........................................................              11,250                    *
John E. King (8)...........................................................              69,613                    *
Regina E. Herzlinger (9)...................................................              16,875                    *
Shaul G. Massry (10).......................................................              22,431                    *
All directors and executive officers as a group (9 persons) (11)...........           1,698,287                   2.1%


---------------------

*       Amount represents less than 1% of the Common Stock.

(1) Represents 10,112,243 shares held by Putnam Investment Management, Inc. ("PIM") and 368,354 shares held by Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are each registered investment advisors that are wholly-owned by Putnam Investments, Inc. The share amounts for PIM and PAC are based upon information contained in an amendment to Schedule 13G filed with the Commission on April 9, 1998.

(2) Includes 97,222 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(3) Includes 27,277 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(4) Includes 129,495 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(5) Includes 94,944 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(6) Includes 137,999 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(7) Includes 11,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(8) Includes 53,277 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(9) Includes 16,875 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(10) Includes 22,431 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

(11) Includes 590,770 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after May 22, 1998.

                        EXECUTIVE OFFICERS, COMPENSATION
                              AND OTHER INFORMATION

EXECUTIVE OFFICERS

           The following table sets forth certain information concerning each person who is an executive officer of the Company as of May 22, 1998:


               NAME                       AGE                              POSITION
               ----                       ---                              --------
Victor M.G. Chaltiel                       56         Chairman of the Board, Chief Executive Officer,President and Director
Leonard W. Frie                            51         Executive Vice President and Chief Operations Officer, West
Barry C. Cosgrove                          40         Vice President, General Counsel and Secretary
John E. King                               37         Vice President, Finance and Chief Financial Officer
Barbara A. Bednar                          49         Vice President and Chief Operations Officer, East

           Executive officers of the Company are elected by and serve at the discretion of the Board. Set forth below is a brief description of the business experience of all executive officers other than Mr. Chaltiel, who is also a director. See "Information Concerning Nominees to the Board of Directors."

           Leonard W. Frie has been Executive Vice President and Chief Operations Officer, West of the Company since August 1994. Mr. Frie was President of the Company from April 1994 through August 1994. Prior thereto, Mr. Frie served as President of Medical Ambulatory Care, Inc. and its subsidiaries since 1984.

           Barry C. Cosgrove has been Vice President, General Counsel and Secretary of the Company since August 1994. Prior to joining the Company, from May 1991 to April 1994, Mr. Cosgrove served as Vice President, General Counsel and Secretary of TPC. From February 1988 to 1991, Mr. Cosgrove served as Vice President and General Counsel of McGaw Laboratories, Inc. (a subsidiary of the Kendall Company). Prior to February of 1988, Mr. Cosgrove was with the Kendall Company for seven years in numerous corporate, legal and management positions, including Assistant to the General Counsel.

           John E. King has been the Vice President, Finance and Chief Financial Officer of the Company since its inception in April 1994. Prior thereto, Mr. King served in the same capacity with Medical Ambulatory Care, Inc. since May 1993. From December 1990 to April 1993, he was the Chief Financial Officer for one of Tenet's general acute hospitals.

           Barbara A. Bednar has been Vice President and Chief Operations Officer, East of the Company since the Company's acquisition of Renal Treatment Centers, Inc. ("RTC") on February 27, 1998. From February 1989 until joining the Company, Ms. Bednar served in numerous management positions for RTC, including, from September 1995 to February 1998, Vice President and Chief Operating Officer of Dialysis Services, and, from December 1991 to September 1995, Vice President of Clinical Operations.

           None of the executive officers has any family relationship among themselves or with any nominee to the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of all Section 16(a) forms they file.

           Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that its Insiders complied with all applicable Section 16 filing requirements during fiscal 1997.

EXECUTIVE COMPENSATION

           The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and to each of the executive officers for both of the fiscal years in the two-year period ended December 31, 1997, for the twelve month period ended December 31, 1995 ("Calendar 1995") and for the fiscal year ended May 31, 1995:

                           SUMMARY COMPENSATION TABLE



                                                                                                LONG TERM COMPENSATION
                                                                                   ------------------------------------
                                              ANNUAL COMPENSATION                            AWARDS            PAYOUTS
                                        -----------------------------------------  -------------------------  ---------
                                                                          OTHER     RESTRICTED                              ALL
                                                                          ANNUAL      STOCK     SECURITIES      LTIP       OTHER
     NAME AND                                                             COMPEN-    AWARD(S)   UNDERLYING     PAYOUTS     COMPEN-
PRINCIPAL POSITION            YEAR        SALARY($)        BONUS($)      SATION($)     ($)      OPTIONS*(#)     ($)       SATION($)
------------------         -----------    ---------       ----------    ----------  ---------   ------------   -------  ------------
Victor M.G. Chaltiel       Fiscal 1997    $ 288,652       $451,776(1)       --          --         333,334        --    $  5,522(2)
  Chairman of the          Fiscal 1996      285,186        438,633          --          --         166,667        --       5,366(3)
  Board, Chief           Calendar 1995+     277,413        419,728++        --          --           --      $3,803,800    9,520(4)
  Executive Officer,       Fiscal 1995      217,708(5)     412,500          --          --       1,477,778        --     207,645(6)
  President and
  Director

Leonard W. Frie            Fiscal 1997      182,245        143,754          --          --         111,916        --      14,153(7)
  Executive Vice           Fiscal 1996      181,484        139,568          --          --         159,140        --      26,914(8)
  President and  Chief   Calendar 1995+     176,535        133,551++        --          --         105,557      14,300    80,849(9)
  Operations Officer,      Fiscal 1995      165,625        131,250          --     $99,061(10)     111,112      28,179   241,880(11)
  West

Barry C. Cosgrove          Fiscal 1997      149,817        115,004          --          --         111,916        --      11,582(12)
  Vice President           Fiscal 1996      145,189        111,655          --          --         116,083        --      10,556(13)
  General Counsel and    Calendar 1995+     144,480(14)    106,842++        --          --          62,500      53,625     8,320(15)
  Secretary                Fiscal 1995      116,777        105,000          --          --          83,333        --       6,695(16)

John E. King               Fiscal 1997      130,504        112,500          --          --         111,916        --      14,089(17)
  Vice President,          Fiscal 1996       99,533         93,750          --          --          74,417        --      15,509(18)
  Finance and Chief      Calendar 1995+      90,789         68,681++        --          --          20,833      17,875    42,362(19)
  Financial Officer        Fiscal 1995       88,958         67,500          --      22,877(20)      27,778       2,500    41,487(21)


---------------------

* Includes options repriced in April 1997. See "--Report on Repricing of Options."

+ The Company changed its fiscal year from May 31 to December 31 in 1995.

++ Includes the applicable pro-rata portion of the fiscal 1995 bonus amount.

(1)        Mr. Chaltiel's 1997 bonus was prepaid in December 1997.

(2) Includes (i) automobile allowance of $5,002, and (ii) $520 paid by the Company for an umbrella insurance policy.

(3) Includes (i) an automobile allowance of $4,846, and (ii) $520 paid by the Company for an umbrella insurance policy.

(4) Includes (i) an automobile allowance of $9,000, and (ii) $520 paid by the Company for an umbrella insurance policy.

(5) Mr. Chaltiel joined the Company as of August 11, 1994. This figure represents the amount actually earned by Mr. Chaltiel from August 11, 1994 through May 31, 1995.

(6) Includes (i) an automobile allowance of $7,125, (ii) $520 paid by the Company for an umbrella insurance policy, and (iii) a fee of $200,000 received by Mr. Chaltiel from the Company prior to his employment.

(7) Includes (i) an automobile allowance of $8,500, (ii) $520 paid by the Company for an umbrella insurance policy, and (iii) $5,133 in deferred compensation.

(8) Includes (i) an automobile allowance of $8,500, (ii) $520 paid by the Company for an umbrella insurance policy, (iii) $4,894 in deferred compensation, and (iv) $13,000 in payment of cash value of accrued Paid Time Off.

(9) Includes (i) an automobile allowance of $8,500, (ii) $520 paid by the Company for an umbrella insurance policy, (iii) a relocation fee of $67,435, (iv) $4,371 in deferred compensation, and (v) $23 reimbursed by Tenet with respect to an insurance policy.

(10) Granted by Tenet based on Mr. Frie's unvested stock options in Tenet as of August 22, 1994 and the trading value of Tenet shares on that date.

(11) Includes (i) an automobile allowance of $8,500, (ii) $520 paid by the Company for an umbrella insurance policy, (iii) a relocation fee of $88,598, (iv) $10,524 in deferred compensation, (v) $338 reimbursed by Tenet with respect to an insurance policy, (vi) $900 paid by Tenet with respect to life and disability insurance under Tenet's Supplemental Executive Retirement Plan, (vii) a bonus of $32,500 from Tenet, and (viii) a fee of $100,000 received from Tenet.

(12) Includes (i) an automobile allowance of $7,800, (ii) $520 paid by the company for an umbrella insurance policy, and (iii) $3,262 in deferred interest income.

(13) Includes (i) an automobile allowance of $7,800, (ii) $520 paid by the Company for an umbrella insurance policy, and (iii) $2,236 in deferred interest income.

(14) Mr. Cosgrove joined the Company as of August 8, 1994. This figure represents the amount actually earned by Mr. Cosgrove from August 8, 1994 through May 31, 1995.

(15) Includes (i) an automobile allowance of $7,800, and (ii) $520 paid by the Company for an umbrella insurance policy.

(16) Includes (i) an automobile allowance of $6,175, and (ii) $520 paid by the Company for an umbrella insurance policy.

(17) Includes (i) an automobile allowance of $7,800, (ii) $520 paid by the Company for an umbrella insurance policy, and (iii) $5,769 in payment of cash value of accrued Paid Time Off.

(18) Includes (i) an automobile allowance of $7,800, (ii) $520 paid by the Company for an umbrella insurance policy, (iii) housing reimbursement of $3,624, and (iv) $3,565 in payment of cash value of accrued Paid Time Off.

(19) Includes (i) an automobile allowance of $7,800, (ii) $19,025 paid by the Company for relocation expenses, (iii) housing reimbursement of $14,990, (iv) $520 paid by the Company for an umbrella insurance policy, and (v) $27 reimbursed by Tenet with respect to an insurance policy.

(20) Granted by Tenet based on Mr. King's unvested stock options in Tenet as of August 22, 1994 and the trading value of Tenet shares on that day.

(21) Includes (i) an automobile allowance of $7,800, (ii) $19,025 paid by the Company for relocation expenses, (iii) $520 paid by the Company for an umbrella insurance policy, (iv) housing reimbursement of $13,707, and (iv) $435 reimbursed by Tenet with respect to an insurance policy.

           The following table sets forth information concerning options granted to each of the named executive officers during fiscal 1997:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                                                                         REALIZABLE VALUE AT
                                                                                                        ASSUMED ANNUAL RATES OF
                                                                                                       STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                                                      FOR OPTION TERM
--------------------------------------------------------------------------------------------------   ----------------------------
                               NUMBER OF         % OF TOTAL
                              SECURITIES         OPTIONS/SARS
                              UNDERLYING         GRANTED TO       EXERCISE OR
                              OPTIONS/SARS       EMPLOYEES IN       BASE PRICE                            5%              10%
          NAME                GRANTED(#)(1)      FISCAL YEAR         ($/SH)        EXPIRATION DATE      ($)(2)          ($)(2)
          ----                -------------      -----------      ------------     ---------------   ------------   -------------
Victor M.G. Chaltiel.....      333,334              7.4%          $  18.75           4/24/07         $  3,930,599   $   9,960,910
Leonard W. Frie..........      111,916              2.6              18.75           4/24/07            1,319,688       3,344,349
Barry C. Cosgrove........      111,916              2.6              18.75           4/24/07            1,319,688       3,344,349
John E. King.............      111,916              2.6              18.75           4/24/07            1,319,688       3,344,349

---------------------

(1) All options are nonqualified stock options and were granted under the Company's 1995 Equity Compensation Plan. Such options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant. The options set forth above include options repriced as of April 24, 1997. See "Report on Repricing of Options."

(2)        The potential realizable dollar value of a grant is the product of:
           (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of one (1) plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option or SAR); and (ii) the per-share exercise price of the option or SAR; and (b) the number of securities underlying the grant at fiscal year-end. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

           The following table sets forth information concerning the aggregate number of options exercised by each of the named executive officers during fiscal 1997:


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                   NUMBER OF             VALUE OF UNEXERCISED
                                                                                  UNEXERCISED                IN-THE-MONEY
                                SHARES ACQUIRED ON     VALUE REALIZED               OPTIONS                     OPTIONS
                                   EXERCISE(#)              ($)                   AT FY-END                   AT FY-END
                                   EXERCISABLE/         EXERCISABLE/             EXERCISABLE/                EXERCISABLE/
           NAME                  UNEXERCISABLE(#)    UNEXERCISABLE($)(1)       UNEXERCISABLE(#)           UNEXERCISABLE($)(1)
---------------------------      ----------------    -------------------       ----------------         -----------------------
Victor M.G. Chaltiel.......           -- / --              -- / --              --     / 333,334            --     / $2,916,664
Leonard W. Frie............           -- / --              -- / --             105,555 / 111,916        $2,807,763 /    979,265
Barry C. Cosgrove..........           -- / --              -- / --              62,500 / 111,916         1,662,500 /    979,265
John E. King...............           -- / --              -- / --              20,833 / 111,916           554,158 /    979,265

---------------------

(1) Value is determined by subtracting the exercise price from the fair market value of $27.50 per share (the closing price for the Company's Common Stock as reported by the New York Stock Exchange as of December 31, 1997) and multiplying the remainder by the number of underlying shares of Common Stock.

EMPLOYMENT AGREEMENTS

           Mr. Chaltiel entered into an employment agreement with the Company on August 11, 1994, pursuant to which he is employed by the Company for an initial term of three years, with one year automatic extensions at the end of each year. Such agreement is terminable by the Company at any time, subject, among other things, to severance payments as provided in the employment agreement. His base salary paid during fiscal 1997 was $288,652 and is subject to annual review by the Board for possible increases, with a minimum increase tied to the California consumer price index. Until May 31, 1999, Mr. Chaltiel will be entitled to a yearly bonus of up to 150% of his base salary based upon the Company achieving certain EBITDA performance targets. He also may be awarded an additional bonus at the discretion of the Board if Company EBITDA targets are exceeded by more than 15%. After May 31, 1999, Mr. Chaltiel will be awarded bonuses in a manner as determined in the sole discretion of the Board, on a basis reasonably consistent with past bonuses for similar performance. Although not yet formally effected, the Company anticipates that Mr. Chaltiel's employment agreement will be amended to reflect the Company's new fiscal year end of December 31.

           Mr. Chaltiel was also granted options pursuant to the Company's 1994 Equity Compensation Plan (the "1994 Plan") representing a total of approximately 1,477,778 shares of Common Stock. The options had an exercise price of $0.90. By their terms, half of the options were to vest over a four-year period and the other half were to vest on the ninth anniversary of the date of grant, subject to accelerated vesting in the event that the Company satisfied certain EBITDA performance targets. On September 18, 1995, the Board and the stockholders of the Company approved an agreement dated as of the same date by and between the Company and Mr. Chaltiel pursuant to which the vesting schedule for these options was accelerated such that all of Mr. Chaltiel's outstanding options became vested and exercisable immediately. In connection with this agreement, Mr. Chaltiel agreed to exercise all of his options at that time to purchase 1,477,778 shares of Common Stock at an exercise price of $0.90 per share. Mr. Chaltiel paid the exercise price pursuant to a $1,330,000 four-year promissory note bearing interest at the lesser of the prime rate or 8%, which note was paid in full on March 31, 1998. Also, in accordance with the agreement, the Company agreed to advance Mr. Chaltiel funds of up to $1,521,520 principal amount in the aggregate relating to Mr. Chaltiel's tax liability in connection with additional taxes associated with the exercise of such options. Such loans are evidenced by two additional promissory notes executed by Mr. Chaltiel. The first note for $1,348,447 was executed concurrently with Mr. Chaltiel's exercise of his options. The second note for $173,073 was executed as of April 15, 1996. These notes were paid in full on March 31, 1998. Simultaneously with the execution of the agreement, Mr. Chaltiel and the Company entered into a Release and Pledge Agreement whereby the Company released 1,855,555 shares of Common Stock owned by Mr. Chaltiel from a previous pledge agreement and substituted the newly acquired 1,477,778 shares of Common Stock therefor. As all loans owed by Mr. Chaltiel to the Company have been paid in full, the Company has released all shares of Common Stock owned by Mr. Chaltiel.

           Mr. Frie entered into an employment agreement with the Company on August 11, 1994 and Messrs. Cosgrove and King entered into employment agreements with the Company dated September 1, 1994. Pursuant to said employment agreements, Messrs. Frie, Cosgrove and King are employed by the Company for an initial term of three years, two years and one year, respectively, with one-year automatic extensions at the end of each initial term. Each such agreement is terminable by the Company at any time subject, among other things, to severance payments as set forth therein. Base salary under the employment agreements is subject to annual review by the Board for possible increases, with a minimum increase tied to the California consumer price index. These employment agreements also provide for annual bonuses, through May 31, 1999, of up to 75% of base salary, one half of which will be based on the achievement of certain EBITDA performance targets and the other half of which will be awarded at the discretion of the Board. After May 31, 1999, bonuses will be awarded in the sole discretion of the Board. Although not formally effected, the Company anticipates that the employment agreements of the above named officers will be amended to reflect the Company's new fiscal year end of December 31. Each of Messrs. Frie, Cosgrove and King have also been granted options pursuant to the Company's equity compensation plans. The Options will vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant. The exercise price of the options ranges from $.90 per share to $18.75 per share. Upon voluntary termination of employment, the Company may have the right to acquire all shares in the Company held by the terminated employee at Fair Market Value Per Share (as defined therein). Upon involuntary termination of employment, the Company may have the right to acquire all shares in the Company held by the terminated employee at 80% of Fair Market Value Per Share (as defined therein).

           On December 14, 1995, the Board amended the employment contract agreement and stock option agreement of each executive officer (other than Mr. Chaltiel) to provide for the immediate vesting of all of such officers' stock options at any time following the sale of fifty percent or more of the stock or assets of the Company, or upon a merger, consolidation or reorganization in which the Company does not survive, if any of such officers' employment is terminated for any reason.

REPORT ON REPRICING OF OPTIONS

           In April 1997, the Company's Compensation Committee determined that the purposes of the Company's equity compensation plans were not being adequately achieved with respect to those employees holding options that were above current market value and that it was essential to the best interests of the Company and the Company's stockholders that the Company retain and motivate such employees. The Compensation Committee further determined that, because the exercise prices of certain options were substantially above then-current trading prices, it would be in the best interests of the Company and the Company's stockholders to provide such optionees the opportunity to exchange their above market value options for options exercisable at the current market value. As of April 24, 1997, upon approval by the Board, the Company offered such optionees the opportunity to exchange such options for new options at an exercise price of $18.75 per share. The last sales price of a share of Common Stock listed on the New York Stock Exchange for that day was $18.75. Any holder accepting this offer was required to give up existing options. The repriced options vest over a three year period at an annual rate of 331/3% beginning April 24, 1998.

           The following table sets forth information concerning the repricing of certain options held by each of the named executive officers during fiscal 1997:

                         TEN-YEAR OPTION/SAR REPRICINGS


                                                                       MARKET                                    LENGTH OF
                                                     NUMBER OF         PRICE         EXERCISE                    ORIGINAL
                                                    SECURITIES       OF STOCK AT     PRICE AT                   OPTION TERM
                                                    UNDERLYING        TIME OF        TIME OF                   REMAINING AT
                                                     OPTIONS/        REPRICING      REPRICING         NEW        DATE OF
                                                       SARS              OR             OR          EXERCISE    REPRICING
                                                    REPRICED OR      AMENDMENT      AMENDMENT        PRICE         OR
             NAME                    DATE            AMENDED(#)         ($)            ($)           ($)        AMENDMENT
-----------------------------   ---------------    -------------    ------------   ------------    ---------   ------------
Victor M.G. Chaltiel.........       4/24/97          166,667            $18.75         $23.625      $18.75     9 years
Leonard W. Frie..............       4/24/97           53,583             18.75          23.625       18.75     9 years
Barry C. Cosgrove............       4/24/97           53,583             18.75          23.625       18.75     9 years
John E. King.................       4/24/97           53,583             18.75          23.625       18.75     9 years



                                               COMPENSATION COMMITTEE

                                               Peter T. Grauer, Chair
                                               Maris Andersons
                                               Regina E. Herzlinger

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Certain of the Company's officers and employees have received loans from the Company in connection with the purchase of shares of Common Stock. All of the loans have similar terms. The loans bear interest at the lower of 8% or the prime rate, and are secured by all of the borrower's interests in Common Stock of the Company, including all vested stock options. When made, the loans had a four-year term and one quarter of the original principal amount thereof plus all accrued interest thereon had to be paid annually, subject to the limitation that the borrower was not required to make any payment that exceeded 50% of the after-tax proceeds of such borrower's bonus from the Company (based on maximum tax rates then in effect). To date, the Board has approved deferrals of all scheduled principal and accrued interest payments under all such loans. No other terms of the loans have been changed. As of December 31, 1997, Leonard
W. Frie, Barry C. Cosgrove and John E. King had loans outstanding from the Company with principal amounts of $100,000, $50,000 and $25,000, respectively.

           Maris Andersons, a Director of the Company, serves as a consultant to the Company. He has been granted options, vesting over four years, to purchase an aggregate of 101,972 shares of Common Stock in consideration for these services. As of December 31, 1997, Mr. Andersons has exercised 27,778 of said options leaving a balance of 74,194 options to purchase shares of Common Stock.

           Shaul G. Massry, a Director of the Company, serves as a consultant to the Company. In addition to certain compensation as a member of the Board, Dr. Massry receives $50,000 per year and has been granted options, vesting over four years, to purchase an aggregate of 44,722 shares of Common Stock in consideration for these services. As of December 31, 1997, Dr. Massry has exercised 11,110 of such options leaving a balance of 33,612 options to purchase shares of Common Stock.

           The Company, DLJ Merchant Banking Partners, L.P. ("DLJMBP"), certain members of management and NME Properties Corp. ("NME"), a wholly-owned subsidiary of Tenet, entered into a shareholders' agreement (as amended, the "Shareholders' Agreement") in August 1994 pursuant to which, among other provisions, DLJMBP had the right to nominate four of the five members of the Company's Board. Although this right has terminated, an affiliate of DLJMBP, Peter T. Grauer, continues to serve on the Company's Board. The Shareholders' Agreement further provides for certain registration rights and for restrictions on transfers of Common Stock, certain rights of first refusal in favor of DLJMBP in the event NME proposes to transfer shares of Common Stock and certain rights and obligations of NME to participate in transfers of shares by DLJMBP. DLJ and certain of its affiliates from time to time perform various investment banking and other services for the Company, including serving as Syndication Agent for the Company's credit facilities, for which the Company pays customary consideration.

           The Company has entered into indemnity agreements with each of its directors and all of its officers, which agreements require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of the Company (other than liabilities arising from conduct in bad faith or which is knowingly fraudulent or deliberately dishonest), and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them.

                      REPORT OF THE COMPENSATION COMMITTEE
                             REGARDING COMPENSATION

           The Compensation Committee (the "Committee") oversees the general compensation policies of the Company, the Company's compensation and stock incentive plans, establishes the compensation of Mr. Chaltiel, the Company's Chairman of the Board, Chief Executive Officer and President, and reviews Mr. Chaltiel's recommendations as to the compensation levels for the other executive officers.

COMPENSATION POLICY

           The goal of the Company's executive compensation program is to provide a strong and direct link among stockholder values, Company performance and executive compensation through the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives. The Committee believes that cash compensation in the form of salary and performance-based bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of restricted stock and stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company.

           Base Salary. In establishing 1997 base salary levels for executive officer positions, the Committee considered the terms of the relevant employment agreements. For fiscal 1997, the Company's executive officers (other than Mr. Chaltiel) generally received raises in their annual base salary of approximately 3%. Mr. King received a raise in base salary of 20% in fiscal 1997 to adjust his base salary to approximate the levels of the Company's other executive officers. As the Committee's philosophy is to reward executive officers through bonuses, stock and stock options, increases in base salary for fiscal 1997 are minimal compared to the improved corporate performance as well as increased job responsibilities as a result of the increased size of the Company.

           Bonus. Annual bonuses for executive officers are intended to reflect the Committee's belief that management's contribution to stockholder returns comes from maximizing earnings and the quality of those earnings. Bonus awards are based largely on the Company's attainment of EBITDA performance targets established in each executive officer's employment agreement and each executive officer's target bonus is fixed as a percentage of his base salary. For fiscal 1997, bonuses paid to the Company's executive officers (other than Mr. Chaltiel) ranged from $112,500 to $143,754 (or 75% of such executive officers' base salaries).

           Restricted Stock and Stock Options. On August 5, 1994, the Company adopted the 1994 Equity Compensation Plan (the "1994 Plan"). The purpose of the 1994 Plan is to provide incentives and reward the contributions of key employees and officers for the achievement of long-term Company performance goals, as measured by earnings per share and the market value of the Common Stock. The Board set guidelines for the number and terms of stock option or restricted stock awards based on factors similar to those considered with respect to the other components of the Company's compensation program. The awards under the 1994 Plan are designed to align the interests of executives with those of the stockholders. Generally, stock options become exercisable at the end of nine years, but they may vest over a period of four years based on Company performance. The individual forfeits any installment which has not vested during the period of his or her employment. No awards were made to the executive officers under the 1994 Plan in fiscal 1997.

           On October 24, 1995, the Company established the 1995 Equity Compensation Plan (the "1995 Plan"). The purpose of the 1995 Plan is to offer stock compensation to employees, directors, and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in the Company's long-term growth and financial success. Under the 1995 Plan, the Board awarded stock options in fiscal 1997 to all executive officers.

           On May 15, 1997, the Company established the 1997 Equity Compensation Plan (the "1997 Plan"). The purpose of the 1997 Plan is to promote the interests of the Company and its stockholders by enabling the Company to offer employees, directors, and other persons providing services to the Company an opportunity to acquire an equity interest in the Company so as to better attract, retain and reward such persons, and accordingly, to strengthen the mutuality of interests between such persons and the Company's stockholders by providing such persons with a proprietary interest in pursuing the Company's long-term growth and financial success. No awards were made to the executive officers under the 1997 Plan in fiscal 1997.

COMPENSATION OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

           The Committee believes that Victor M.G. Chaltiel, the Company's Chairman of the Board, Chief Executive Officer and President, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Committee believes that an important portion of his compensation should be based on Company performance. Mr. Chaltiel's base salary is determined pursuant to his employment agreement. Mr. Chaltiel received an increase in his base salary effective as of October 1, 1997 of $8,762 (or 3% of base salary). The increase was based only upon a general cost of living increase as the Committee's philosophy is to reward executive officers through bonuses, stock and stock options. Mr. Chaltiel is entitled under his employment agreement to a yearly bonus of up to 150% of his base salary based upon the Company achieving certain EBITDA performance targets. He also may be awarded an additional bonus at the discretion of the Committee if Company EBITDA targets are exceeded by more than 15%. Mr. Chaltiel's bonus for fiscal 1997 was $438,633 (or 150% of his base salary). On December 31, 1997, Mr. Chaltiel received the value of his 1998 bonus, or an additional $451,776, to assist in paying Federal and state tax obligations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           No executive officer or director of the Company serves as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of the Company's Board. During fiscal 1997, Mr. Chaltiel, Mr. Andersons and Dr. Massry were officers, employees or consultants of the Company. No one other than Mr. Andersons, Mr. Grauer, Ms. Herzlinger and David B. Wilson served as a member of the Compensation Committee during fiscal 1997. Mr. Wilson, an affiliate of DLJMB, resigned from his positions as director of the Company and member of the Compensation Committee in fiscal 1997. In fiscal 1997, DLJ and certain of its affiliates performed various services for the Company, including serving as Syndication Agent for the Company's credit facilities, for which the Company paid customary consideration.

INTERNAL REVENUE CODE SECTION 162(m)

           Under Section 162 of the Internal Revenue Code of 1986, as amended, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Board to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                           COMPENSATION COMMITTEE

                                           Peter T. Grauer, Chair
                                           Maris Andersons
                                           Regina E. Herzlinger

                             STOCK PRICE PERFORMANCE

           The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's 400 and a Company-constructed Peer Group Index (as defined below). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on October 31, 1995 (the date the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934), and that all dividends have been reinvested. The Company-constructed Peer Group Index consists of the following companies: Renal Care Group, Renal Treatment Centers and Vivra (adjusted to reflect the cessation of trading in Vivra's stock as of June 12, 1997). Renal Treatment Centers was acquired by the Company in February 1998. The Company believes that the companies in the Peer Group Index are the primary competitors of the Company. The Peer Group Index is weighted for the market capitalization of each company within the group.

           The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           TOTAL RENAL CARE HOLDINGS, INC., THE STANDARD & POOR'S 400,
        AND TOTAL RENAL CARE HOLDINGS, INC.'S SELF-CONSTRUCTED PEER GROUP


                                     [GRAPH]


                                                        OCTOBER 31,       DECEMBER 29,         DECEMBER 31,         DECEMBER 31,
                                                           1995               1995                 1996                 1997
                                                      ---------------   -----------------   ------------------    ----------------
Total Renal Care Holdings, Inc.....................         100              147.24               177.91               224.95
Peer Group Index...................................         100              116.87               136.82               212.41
S&P 400............................................         100              105.44               127.19               163.95


           The information contained above under the captions "Report of the Compensation Committee Regarding Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                 PROPOSAL NO. 2
                       RATIFICATION OF THE APPOINTMENT OF
                 PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS

           The Audit Committee of the Board has selected Price Waterhouse LLP as independent public accountants to audit the consolidated financial statements of the Company for fiscal 1998. Price Waterhouse LLP has audited the Company's financial statements since 1995. A member of that firm is expected to be present at the 1998 Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of Price Waterhouse LLP, if Price Waterhouse LLP should decline to act or otherwise become incapable of acting, or if Price Waterhouse LLP's engagement is discontinued for any reason, the Audit Committee will appoint another accounting firm to serve as the Company's independent public accountants for fiscal 1998. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

           Each holder of shares of Common Stock outstanding on the Record Date is entitled to one vote per share on the proposal to approve Price Waterhouse LLP as independent accountants. Approval of such action requires the affirmative vote of a majority of the Company's Common Stock present, or represented, and entitled to vote at the Meeting, assuming the presence of a quorum.

           THE BOARD BELIEVES THAT THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

           Any stockholder who wishes to present a proposal for action at the 1999 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than February 5, 1999 in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.


                                  OTHER MATTERS

           The Board does not know of any other matters to be presented at the Meeting but, if other matters do properly come before the Meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

           A copy of the Company's 1997 Annual Report is being mailed to each stockholder of record together with this Proxy Statement.

           The Company has filed with the Commission its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the 1997 Annual Report. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: Barry C. Cosgrove, Secretary, Total Renal Care Holdings, Inc., 21250 Hawthorne Boulevard, Torrance, California 90503. The Annual Report and Form 10-K, as amended, are not part of the Company's soliciting material.

                                          By Order of the Board of Directors
                                                 Barry C. Cosgrove
                                           Vice President, General Counsel
                                                  and Secretary


Torrance, California
June 5, 1998

        [  ]

THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND APPROVAL OF PROPOSAL 2.

1. Election of Directors        FOR all nominees  [X]           WITHHOLD AUTHORITY to vote    [X]           *EXCEPTIONS  [X]
                                listed below                    for all nominees listed below

Nominees: Maris Andersons, Victor M.G. Chaltiel, Peter T. Grauer, Regina E. Herzlinger, Shaul G. Massry
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions____________________________________________________________________

2. Proposal to ratify the appointment of Price Waterhouse LLP           3. Such other matters as may properly come before the
   as the Company's independent accountants for the fiscal                 Meeting.
   year ending December 31, 1998.

   FOR  [X]     AGAINST  [X]     ABSTAIN  [X]
                                                                        Change of Address and or Comments Mark Here   [X]

                                                                        Please sign exactly as your name appears hereon. When
                                                                        signing as attorney, executor, administrator, trustee,
                                                                        guardian, or corporation officer, please indicate
                                                                        full title.

                                                                        Dated: __________________________________, 1998

                                                                        _______________________________________________
                                                                                          Signature(s)
                                                                        _______________________________________________
                                                                                          Signature(s)

                                                                        VOTES MUST BE INDICATED     [X]
                                                                        (X) IN BLACK OR BLUE INK.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.


                        TOTAL RENAL CARE HOLDINGS, INC.

COMMON STOCK                      P R O X Y                  BOARD OF DIRECTORS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        TOTAL RENAL CARE HOLDINGS, INC.

        The undersigned hereby appoints Victor M.G. Chaltiel or Barry C. Cosgrove, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share ("Common Stock"), of TOTAL RENAL CARE HOLDINGS, INC., which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of TOTAL RENAL CARE HOLDINGS, INC., to be held at 10:00 A.M., Pacific Time, on July 7, 1998 at the Torrance Marriott, 3635 Fashion Way, Torrance, California and any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

        Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR approval of Proposal 2; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

        All Proxies to vote at said Meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated June 5, 1998, is hereby acknowledged.

(See Reverse Side)

                                        TOTAL RENAL CARE HOLDINGS, INC.
                                        P.O. BOX 11308
                                        NEW YORK, N.Y. 10203-0308